                                                                    Exhibit 11.1


                                                        CONNECT, INC.
                                      STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                                                                     Six Months Ended
                                                              Year Ended December 31,                     June 30,
                                                              -----------------------                    ---------
                                                     1993            1994             1995          1995           1996
                                                     ----            ----             ----          ----           ----
Net loss                                         $(1,920,583)    $(1,764,535)    $(14,138,931)    $(7,100,787)    $(9,127,209)

Weighted average common shares
outstanding during the period                        229,642         308,024          381,531         379,140         460,337

Shares related to SAB No. 64 and 83
 (Topic 4 Sec. D)                                 13,285,550      13,285,550       13,285,550      13,285,550      13,285,550
                                                 -----------     -----------      -----------      ----------      ----------
Total shares used in primary net loss per
share                                             13,515,192      13,593,574       13,667,081      13,664,690      13,745,887

Primary net loss per share                             $(.14)          $(.13)          $(1.03)          $(.52)          $(.66)

Total per above                                                                    13,667,081      13,664,690      13,745,887

Conversion of preferred stock not included                                          4,146,658       4,146,658       4,146,658
in shares related to SAB No. 64, and 83 (Topic 4 Sec. D)                            ---------       ---------       ---------

Total shares used in pro forma net loss per                                        17,813,739      17,811,348      17,892,545
share

Pro forma net loss per share                                                            $(.79)          $(.40)          $(.51)